Exhibit 99.1

Semiannual Servicer’s Certificate

CenterPoint Energy Transition Bond Company II, LLC

$1,851,000,000 Series A Transition Bonds

Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the “Agreement”), dated as of December 16, 2005, between CenterPoint Energy Houston Electric, LLC, as Servicer, and CenterPoint Energy Transition Bond Company II, LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.

Collection Periods: January 31, 2017 through July 28, 2017

Payment Date: August 1, 2017

Today’s Date: July 28, 2017

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:
i.	Remittances for the January 31, 2017 Collection Period	324,854.14
ii.	Remittances for the February 1 through 28, 2017 Collection Period	15,103,442.78
iii.	Remittances for the March 1 through 31, 2017 Collection Period	16,569,430.10
iv.	Remittances for the April 1 through 30, 2017 Collection Period	11,314,604.69
v.	Remittances for the May 1 through 31, 2017 Collection Period	13,397,505.43
vi.	Remittances for the June 1 through 30, 2017 Collection Period	24,230,681.21
vii.	Remittances for the July 1 through 28, 2017 Collection Period	17,946,419.48
viii.	Net Earnings on Collection Account		[1/1/17 through 6/30/17	]
	General Subaccount	148,473.25
	Capital Subaccount	60,967.51
	Excess Funds Subaccount	78,329.10

ix.	General Subaccount Balance (sum of i through viii above)	99,174,707.69

x.	Excess Funds Subaccount Balance as of Prior Payment Date	26,399,982.01
xi.	Capital Subaccount Balance as of Prior Payment Date (1)	9,255,000.00

xii.	Collection Account Balance (sum of ix through xi above)	134,829,689.70

	(1) Net of unreleased earnings shown in 1.viii.
2. Outstanding Amounts as of Prior Payment Date:
i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	0.00
iii.	Tranche A-3 Principal Balance	0.00
iv.	Tranche A-4 Principal Balance	21,943,148.00
v.	Tranche A-5 Principal Balance	462,000,000.00

vi.	Aggregate Principal Balance of all Series A Transition Bonds	483,943,148.00

3. Required Funding/Payments as of Current Payment Date:

	Series A Principal	Projected Principal Balance	Semiannual Principal Due
i.	Tranche A-1	0.00	0.00
ii.	Tranche A-2	0.00	0.00
iii.	Tranche A-3	0.00	0.00
iv.	Tranche A-4	0.00	21,943,148.00
v.	Tranche A-5	401,924,376.00	60,075,624.00

vi.	For all Series A Transition Bonds	401,924,376.00	82,018,772.00

		Transition Bond Interest Rate	Days in Interest Period (1)		Interest Due
vii.	Required Tranche A-1 Interest	4.840%	180		0.00
viii.	Required Tranche A-2 Interest	4.970%	180		0.00
ix.	Required Tranche A-3 Interest	5.090%	180		0.00
x.	Required Tranche A-4 Interest	5.170%	180		567,230.38
xi.	Required Tranche A-5 Interest	5.302%	180		12,247,620.00
	(1) On 30/360 Day basis.

		Required Level	Funding Required
xii.	Capital Subaccount	9,255,000.00	0.00
4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:
i.	Trustee Fees and Expenses	2,500.00
ii.	Servicing Fee	462,750.00 (1)
iii.	Administration Fee and Independent Managers Fee	50,000.00 (2)
iv.	Operating Expenses	101,865.69 (3)
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)

	Series A	Aggregate	Per 1,000 of Original Principal Amount
	1. Tranche A-1 Interest Payment	0.00	0.00
	2. Tranche A-2 Interest Payment	0.00	0.00
	3. Tranche A-3 Interest Payment	0.00	0.00
	4. Tranche A-4 Interest Payment	567,230.38	1.09
	5. Tranche A-5 Interest Payment	12,247,620.00	26.51

vi.	Principal Due and Payable as a result of (A) Event of Default or (B) on Final Maturity Date

	Series A	Aggregate	Per 1,000 of Original Principal Amount
	1. Tranche A-1 Principal Payment	0.00	0.00
	2. Tranche A-2 Principal Payment	0.00	0.00
	3. Tranche A-3 Principal Payment	0.00	0.00
	4. Tranche A-4 Principal Payment	0.00	0.00
	5. Tranche A-5 Principal Payment	0.00	0.00

	(C) Principal Scheduled to be Paid on Current Payment Date

	Series A	Aggregate	Per 1,000 of Original Principal Amount
	1. Tranche A-1 Principal Payment	0.00	0.00
	2. Tranche A-2 Principal Payment	0.00	0.00
	3. Tranche A-3 Principal Payment	0.00	0.00
	4. Tranche A-4 Principal Payment	21,943,148.00	42.28
	5. Tranche A-5 Principal Payment	60,075,624.00	130.03
vii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
viii.	Operating Expenses not Paid under Clause (iv) above	0.00
ix.	Funding of Capital Subaccount	0.00
x.	Net Earnings in Capital Subaccount Released to Issuer	60,967.51
xi.	Deposit to Excess Funds Subaccount	3,584,673.01
xii.	Released to Issuer upon Series Retirement: Collection Account	0.00

xiii.	Aggregate Remittances as of Current Payment Date	99,096,378.59

	(1) Servicing fee: $1,851,000,000 x 0.05% x 180/360 = $462,750.00
	(2) Administration fee: $100,000 x 180/360 = $50,000.00; Independent Managers fee: $0
	(3) Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($602.00), printer ($1,165.00),
	independent public accountant ($77,102.11) rating agency ($0.00) and L/C issuing bank ($22,996.58)

5. Subaccount Withdrawals as of Current Payment Date
(if applicable, pursuant to Section 8.02(d) of Indenture):
i.	Excess Funds Subaccount (available for 4.i. through 4.ix.)	0.00
ii.	Capital Subaccount (available for 4.i. through 4.viii.)	0.00

iii.	Total Withdrawals	0.00

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):

	Series A
i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	0.00
iii.	Tranche A-3 Principal Balance	0.00
iv.	Tranche A-4 Principal Balance	0.00
v.	Tranche A-5 Principal Balance	401,924,376.00

vi.	Aggregate Principal Balance for all Series A Transition Bonds	401,924,376.00

vii.	Excess Funds Subaccount Balance	30,062,984.12
viii.	Capital Subaccount Balance	9,255,000.00

ix.	Aggregate Collection Account Balance	39,317,984.12

7. Shortfalls In Interest and Principal Payments as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):
i.	Semiannual Interest

	Series A
	1. Tranche A-1 Bond Interest Payment	0.00
	2. Tranche A-2 Bond Interest Payment	0.00
	3. Tranche A-3 Bond Interest Payment	0.00
	4. Tranche A-4 Bond Interest Payment	0.00
	5. Tranche A-5 Bond Interest Payment	0.00
ii.	Semiannual Principal

	Series A
	1. Tranche A-1 Principal Payment	0.00
	2. Tranche A-2 Principal Payment	0.00
	3. Tranche A-3 Principal Payment	0.00
	4. Tranche A-4 Principal Payment	0.00
	5. Tranche A-5 Principal Payment	0.00

8. Shortfall in Required Subaccount Level as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):
i.	Capital Subaccount	0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer’s Certificate this 28th day of July, 2017.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer

by:	/s/ Robert B. McRae
Robert B. McRae
Assistant Treasurer